UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	333-70663	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Raritan Center Parkway,
Edison, New Jersey
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Effective as of April 28, 2006, the Board of Directors (the ‘‘Board’’) of Majesco Entertainment Company (the ‘‘Company’’) appointed Marc Mazur to serve as a Class I Director until the 2006 Annual Meeting of the Company’s stockholders.

Effective as of April 28, 2006, the Board appointed Steve Weinstein to serve as a Class III Director until the 2008 Annual Meeting of the Company’s stockholders.

Mr. Mazur and Mr. Weinstein will each serve on the audit committee, nominating and governance committee and the compensation committee of the Board.

There are no arrangements or understandings between Mr. Mazur and Mr. Weinstein, collectively or individually, and any other person pursuant to which Mr. Mazur and Mr. Weinstein were selected as directors. There are no transactions to which the Company is a party and in which either Mr. Mazur and Mr. Weinstein have a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Mazur and Mr. Weinstein have not previously held any positions with the Company and have no family relations with any directors or executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: May 4, 2006

/s/ Morris Sutton Morris Sutton Interim Chief Executive Officer